As filed with the Securities and Exchange Commission on April 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENSECO FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PENNSYLVANIA	23-2939222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 North Washington Avenue

Scranton, PA 18503-1848

Telephone number: 570-346-7741

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Donald Readlinger, Esq.

Pepper Hamilton LLP

Suite 400

310 Carnegie Center

Princeton, NJ 08543-5276

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.01	100,000 (1)	$40.00 (2)	$4,000,000	$459

(1)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low price of Penseco Financial Services Corporation common stock on April 18, 2012.

PENSECO FINANCIAL SERVICES CORPORATION

2012 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

100,000 Shares of Common Stock

We are offering shares of our common stock through our 2012 Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides you with a convenient way to purchase shares of our common stock.

Some features and benefits of the Plan are:

•	The Plan is available to our registered shareholders, as well as our beneficial holders and street holders who may request their broker or nominee to enroll in the Plan on their behalf.

•	As of this date and until further notice, brokerage commissions in connection with purchases made under the Plan will be paid by the Company.

•

The Plan will initially and until further notice allow participants to make optional cash payments on a quarterly basis from a $100 minimum to a $30,000 maximum to purchase additional shares. These payments can be made through personal checks to Registrar and Transfer Company or by taking advantage of the new quarterly automatic deductions feature.

•

Shares of common stock issued under the Plan, at the election of our board of directors, may be purchased at a discount to the market price as determined under the Plan. As of the implementation date of the Plan, there are no discounts currently available.

•	Participants may have dividends reinvested with respect to all or as little as 10% of their shares.

This prospectus relates to the offer and sale of our common stock under the Plan. You should retain this prospectus for future reference.

Our common stock is quoted on the OTC Bulletin Board under the ticker symbol “PFNS.” On April 18, 2012, the last reported sale price of our common stock was $40.00. Our principal executive offices are located at 150 North Washington Avenue, Scranton, Pennsylvania.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS BEFORE MAKING YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY OR STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is April 24, 2012

IMPORTANT NOTICE ABOUT THIS PROSPECTUS

Please read this prospectus carefully. If you acquire securities discussed in this prospectus or if you may do so in the future, please keep this prospectus with your permanent investment records, as it contains important investment information about the Plan.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information contained in this prospectus is accurate as of any date other than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our”, “the Company” “the Registrant” and “Penseco” mean Penseco Financial Services Corporation.

PENSECO FINANCIAL SERVICES CORPORATION

Penseco Financial Services Corporation, which is headquartered in Scranton, Pennsylvania, was formed under the general corporation laws of the Commonwealth of Pennsylvania in 1997 and is registered as a financial holding company. We became a holding company upon the acquisition of all of the outstanding shares of Penn Security Bank and Trust Company (referred to as the “Bank”), a Pennsylvania state-chartered bank, on December 31, 1997. We are subject to supervision by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” The Bank, as a state-chartered financial institution, is subject to supervision, regulation and examination by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking.

The Bank is a full service community bank operating twelve branch offices in Lackawanna, Luzerne, Monroe and Wayne Counties of Pennsylvania serving principally the communities of Scranton, Clarks Summit, Old Forge, Moscow, Stroudsburg, East Stroudsburg and Mount Pocono. Our principal banking office is located at 150 North Washington Avenue, Scranton, Pennsylvania, containing trust, investor services, marketing, audit, human resources, executive, data processing, central loan processing and central bookkeeping offices. Our telephone number is 570-346-7741.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider these risks and uncertainties, which are described below and in our Annual Reports on Form 10-K and in our Quarterly Reports on Form 10-Q that we file with the SEC and which are deemed incorporated by reference into this prospectus. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

In addition to the risk factors incorporated by reference into this prospectus by the preceding paragraph, below is a description of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below or in the referenced documents, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•

There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•

The Purchase Price for shares purchased or sold under the Plan will vary. The purchase price for any shares that you purchase or sell under the Plan will vary and cannot be predicted. You may purchase or sell shares at a purchase price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market on the related dividend payment date, purchase date or sale date, as appropriate.

•

We may not be able to pay dividends. Pursuant to our bylaws, the board of directors has the discretion to declare dividends out of the profits of the Company. If we are unable to maintain profitability, or if the Board does not deem declaring dividends to be advisable, we may not be able to make distributions to our stockholders.

•

The market price for our common stock varies, and you should purchase shares for long-term investment only. Although our common stock is quoted on the OTC Bulletin Board, shares of our common stock may not be actively traded. We cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our public filings are also available on the Internet site maintained by the SEC (www.sec.gov). Our SEC filings are also available on our website at http://www.pennsecurity.com in the Investor Relations section. The information on our website is not incorporated into this prospectus.

The SEC allows us to incorporate by reference information into this prospectus that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document.

The following documents, which we filed with the SEC, are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 14, 2012;

•

Our Proxy Statement for the 2012 annual meeting of shareholders, filed on March 30, 2012, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011;

•	The description of our common stock contained in our Current Report on Form 8-K filed on April 24, 2012; and

•	Our Current Reports on Form 8-K filed on February 27, 2012, March 1, 2012, March 7, 2012, March 20, 2012 and March 26, 2012 (other than information “furnished” but not “filed”).

We also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed “furnished” but not “filed.” Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the following address:

Penseco Financial Services Corporation

150 North Washington Avenue

Scranton, Pennsylvania 18503-1848

Telephone: 570-346-7741

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

In this prospectus and in the documents incorporated into it by reference we make certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. These forward-looking statements include: statements of goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “may,” “will,” “should,” “potential,” “believe,” “could,” “expect,” “seek,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “predict” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which may change over time. Factors which could have a material adverse effect on our business, financial condition, operations and future prospects and that could cause our actual results to differ significantly from those contained in any forward-looking statement include, but are not limited to, changes in economic conditions generally and the banking industry specifically, legislative or regulatory changes, availability of capital, interest rates, generally accepted accounting principles and policies and rules applicable to the Company and the Bank as well as other factors noted throughout this prospectus and the documents we incorporate by reference. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents incorporated herein by reference. You are cautioned not to place undue reliance on any of these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, projections or achievements and our actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

DESCRIPTION OF THE PLAN

This Dividend Reinvestment and Stock Purchase Plan (the “Plan”) was adopted on March 20, 2012, to be effective on the date of this prospectus. The Plan will be in effect until amended, altered, or terminated. We have reserved 100,000 shares of our common stock, $.01 par value per share (“common stock”) for issuance and sale under the Plan pursuant to this prospectus. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE AND ADVANTAGES

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock. Also, the Plan provides us with a source of funds when the shares bought by the Plan Administrator for participants are bought directly from us.

2.	What are the advantages of the Plan?

The Plan provides participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of Penseco common stock in additional shares of Penseco common stock (see Question 9). In addition, the Plan provides the following advantages:

•

The Plan is available to our registered shareholders, as well as our beneficial holders and street holders who may request their broker or nominee to enroll in the Plan on their behalf (see Question 5).

•	As of this date and until further notice, brokerage commissions in connection with purchases made under the Plan will be paid by the Company (see Question 18).

•

The Plan will initially and until further notice allow participants to make optional cash payments on a quarterly basis from a $100 minimum to a $30,000 maximum to purchase additional shares. These payments can be made through personal checks to Registrar and Transfer Company or by taking advantage of the new quarterly automatic deductions feature (see Questions 11-13).

•	At participants’ option, the Plan Administrator will provide for the safekeeping of stock certificates for shares credited to each Plan account (see Question 25).

•

Participants will receive an account statement shortly after the Plan Administrator acquires their shares. These statements are the participant’s continuing record of the purchase price of the shares of Penseco common stock acquired and the number of shares acquired, and should be retained for tax purposes (see Question 19).

•	The Plan now allows for the sale of shares acquired through the Plan directly by the Plan Administrator if the Plan participant so chooses (see Question 22).

•

Shares of common stock issued under the Plan, at the election of our board of directors, may be purchased at a discount to the market price as determined under the Plan. As of the implementation date of the Plan, there are no discounts currently available (see Question 16).

•	Participants may have dividends reinvested with respect to all or as little as 10% of their shares (see Question 9).

3.	Doesn’t Penseco already have a dividend reinvestment plan?

The Plan Administrator has administered a dividend reinvestment plan for us since its inception in 2001 (the 2001 plan). That plan did not, however, include all of the features of this Plan. Accordingly, upon its adoption, this Plan replaced the old 2001 plan. Participants in the 2001 plan will be automatically enrolled in this Plan, but may withdraw at any time (see Question 23).

PLAN ADMINISTRATION

4.	Who administers the Plan for Participants?

Registrar and Transfer Company, Cranford, New Jersey, our stock transfer agent (referred to as the “Plan Administrator”), administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. We may replace the Plan Administrator at any time within our sole discretion.

The Plan Administrator can be contacted at 10 Commerce Drive, P.O.-Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

PARTICIPATION

5.	Who is eligible to participate?

All holders of record of at least one share of common stock of Penseco are eligible to participate in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own name may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant’s shares of common stock of Penseco. Any shareholder who resides in a jurisdiction in which it is unlawful for the shareholder to participate in the Plan (under state securities laws or otherwise) is not eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) and who wish to participate in the optional cash payment feature of the Plan (if available) must become owners of record of at least one share.

6.	How does an eligible shareholder participate?

To participate in the Plan, a shareholder of record must complete an Authorization Form and return it to the Plan Administrator. Copies of the Authorization Form may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

7.	When may an eligible shareholder join the Plan?

An eligible shareholder of record may enroll in the Plan at any time. If the Authorization Form is received by the Plan Administrator no fewer than five (5) business days before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Penseco common stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

8.	What does the Authorization Form provide?

The Authorization Form allows for full or partial dividend reinvestment, which directs us to pay the Plan Administrator for reinvestment in accordance with the Plan all cash dividends on all or a specified number of shares of our common stock then or subsequently owned by participants, and provides for eligible participants to make optional cash payments for the purchase of additional shares of our common stock in accordance with the Plan.

The Authorization Form permits a shareholder who is reinvesting dividends and wishes to make optional cash payments (if available) to do so by automatic withdrawals from a personal bank account. The Authorization Form also appoints the Plan Administrator as agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments an eligible participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan.

9.	May a shareholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in the shareholder’s name?

Yes. A participant may have dividends reinvested with respect to all or as little as 10 percent of the shares of our common stock registered in that shareholder’s name (subject to the one share minimum). The Plan is intended to qualify as a dividend reinvestment plan for federal income tax purposes, and the 10 percent minimum is intended to satisfy a requirement of qualification. Participants who wish to reinvest only a portion of the dividends they receive on shares of our common stock should contact the Plan Administrator.

10.	What if I am already enrolled in Penseco’s 2001 dividend reinvestment plan?

Upon its adoption, this Plan replaced the old 2001 plan. Participants in the 2001 plan will be automatically enrolled in this Plan, but may withdraw at any time (see Question 23).

OPTIONAL CASH PAYMENTS

11.	How do optional cash payments work?

Under the terms of the Plan, we may allow participants to make optional cash payments and, as of the date of adoption of the Plan, optional cash payments are allowed. We will provide notice to shareholders if and when optional cash payments are no longer available.

In order to be eligible to participate in the optional cash payment feature of the Plan, a shareholder must be an owner of record of at least one share. If an eligible shareholder participant chooses to participate by making optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of our common stock for the participant’s account. Dividends payable on shares of our common stock purchased with optional cash payments will be automatically reinvested in shares of our common stock.

12.	How are optional cash payments made?

If the optional cash payment feature is available, an initial cash payment may be made by eligible participants when enrolling by enclosing a check for at least $100 and not more than $30,000 with the Authorization Form. Optional cash payments (if available) may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company. Thereafter, optional cash payments (if available) may be made each quarter by either: (1) sending to the Plan Administrator the participant’s check for at least $100 and not more than $30,000, together with the account identification stub furnished by the Plan Administrator; or (2) automatic withdrawals from a bank account in an amount not less than $100 or more than $30,000.

Optional cash payments by eligible participants must be at least $100 per calendar quarter and cannot exceed a total of $30,000 in any quarter. The same amount of money need not be sent each quarter and there is no obligation to make optional cash payments at any time.

13.	When will optional cash payments received by the Plan Administrator be invested?

Any optional cash payments will be invested on the Investment Date as defined in Question 14 below. Since no interest will be paid by us or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. Optional cash payments of at least $100 and not more than $30,000 must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date. It is currently anticipated that automatic withdrawals to make optional cash payments will be made in the months of March, June, September and December.

Eligible participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two (2) business days before the Investment Date. Optional cash payments do not constitute deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any government agency.

PURCHASES

14.	How will purchases be made?

Shares of common stock of Penseco needed to fund the Plan may be:

(i)	acquired by the Plan Administrator on the open market;

(ii)	issued directly by Penseco from authorized but unissued shares;

(iii)	issued directly by Penseco from treasury shares; or

(iv)	through a combination of (i) through (iii), above at Penseco’s discretion.

Open market purchases under the Plan will be made during each calendar quarter on each “Investment Date,” which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of Penseco common stock.

To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, the shares will be issued on the Investment Date. The reinvested dividends otherwise payable to participants will be retained by us, and any optional cash payments will be forwarded to us by the Plan Administrator, as consideration for such shares.

In the event applicable law or the closing of securities markets requires temporary curtailment or suspension of open market purchases of the shares of our common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Penseco common stock are not available for purchase for a period of longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

15.	How many shares of common stock will be purchased for participants?

The number of shares that will be purchased for each participant on any Investment Date will depend on the amount of the participant’s cash dividend (and any optional cash payment) and the purchase price of shares of Penseco common stock. Each participant’s account will be credited with that number of shares (including fractional shares computed to four (4) decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four (4) decimal places).

16.	What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of Penseco common stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. With respect to shares purchased on the open market, the per share price of Penseco common stock purchased for participants under the Plan for each Investment Date will be equal to the average price of all shares of the common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. With respect to shares purchased directly from Penseco, the per share price will be equal to, or discounted from, the then-current market price, to be determined as the volume weighted average price, computed up to four decimal places, if necessary, of our common stock as reported on The OTC Bulletin Board for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time on the applicable Investment Date and each of the four trading days immediately preceding such Investment Date, provided, however, that in the event that no trade shall have been reported on The OTC Bulletin Board during such period, the then-current market price will be deemed to equal the price at which the last trade immediately preceding the Investment Date was reported on The OTC Bulletin Board. With respect to shares issued directly by Penseco, we may issue the shares at a discount from the price so determined. Initially, we expect the shares needed to fund the Plan to be acquired on the open market, and any shares issued by us to fund the Plan would be issued with no discount to the market price determined under the Plan. We reserve the right to implement, change, eliminate or reinstate the discount from time to time. The Plan Administrator shall have no responsibility with respect to the market value of the shares of Penseco common stock acquired under the Plan for Participant Accounts. Penseco will bear all costs of administering the Plan, except as described under Question 18 below.

17.	How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.

Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

COSTS TO PARTICIPANTS

18.	Are there any expenses to participants in connection with purchases under the Plan?

Effective upon the implementation of the Plan, we have elected to pay all of the brokerage commissions for share purchases under the Plan. We may, however, change this election from time to time, and we may elect to pay all, none or any portion of the brokerage commissions or fees under the Plan. Participants will receive notice of any such change and participants may withdraw from the Plan at any time.

The Plan Administrator will be charged brokerage commissions for share purchases under the Plan, as in ordinary market transactions. If we do not continue our election to pay these brokerage commissions, the participants must pay their proportionate share of any brokerage commissions charged for such share purchases. The costs of these brokerage commissions will be included in the cost of the purchase transactions shown on participants’ statements.

In addition, there will be a $10 termination fee if a participant requests to withdraw from the Plan. A certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges. There is also a $15 liquidation fee to sell shares under the Plan (see Question 22 below).

REPORTS TO PARTICIPANTS

19.	How will participants be advised of their purchases of shares of common stock?

As soon practicable after each Investment Date, each participant will receive an account statement from the Plan Administrator. These statements are the participant’s continuing record of the purchase price of the shares of Penseco common stock acquired and the number of shares acquired, and should be retained for tax purposes. Participants also will receive, from time to time, communications sent to all record holders of shares of Penseco common stock.

DIVIDENDS

20.	Will participants be credited with dividends on shares held in their account under the Plan?

Yes. The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Penseco common stock.

STOCK CERTIFICATES

21.	Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee. Normally, certificates for shares of Penseco common stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant’s account statement.

The participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in additional shares of common stock. Any undistributed shares will continue to be reflected in the participant’s account. No certificates representing fractional shares will be issued.

The participant’s rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

Accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

SALE OF SHARES FROM THE PLAN

22.	How does a participant sell shares from the Plan?

A participant may request that any and all of the shares credited to his or her account be sold by the Plan Administrator. If such a sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten days after the receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfers Agents’ Medallion Program.

Because the Plan Administrator will sell the shares on behalf of the Plan, neither Penseco nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of Penseco common stock. Accordingly, if you send in a request to sell shares, it is possible that the market price of Penseco common stock could go down or up before the broker sells your shares.

WITHDRAWALS FROM THE PLAN

23.	How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and including payment of the $10 termination fee. Notice received after a particular dividend record date will be effective following the payment date of such dividend (see Question 4 for full name and address of Plan Administrator). When a participant withdraws from the Plan, certificates for whole shares credited to the participant’s account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 24).

Upon withdrawal from the Plan, the participant also may request that all of the shares credited to his or her account be sold by the Plan Administrator. If such a sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

24.	What happens to a fraction of a share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant’s account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.

ADDITIONAL SERVICES

25.	Safekeeping of Shares.

As an additional service to Plan participants, you may deposit certificates for shares of Penseco common stock held by you with the Plan Administrator for safekeeping. If you wish to use this service, you should send your stock certificates to the Plan Administrator at the address set forth in Question 4. A service fee of $5 is charged by the Plan Administrator for each deposit of one or more certificates.

A personal check for $5, drawn from a U.S. bank in U.S. currency, made payable to Registrar and Transfer Company must accompany the request. Delivery of certificates is at your risk and, for delivery by mail, insured registered mail with return receipt requested is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement. Participating shareholders may withdraw their shares from the Plan Administrator’s custody at any time by requesting in writing that a certificate be issued for some or all of the full shares held by it.

OTHER INFORMATION

26.	What happens when a participant’s record ownership of shares of common stock is less than one share as a dividend of record date?

If a participant disposes of shares of common stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total number of shares held under the Plan in the name of the participant is less than one share, then the Plan Administrator will discontinue the reinvestment of cash dividends on the shares credited to the participant’s account under the Plan, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

27.	What happens if Penseco issues a stock dividend, declares a stock split or makes a rights offering?

Any shares representing stock dividends or stock splits distributed by Penseco on shares credited to the account of a participant under the Plan will be added to the participant’s account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan. In the event Penseco makes a rights offering of any of its securities to holders of common stock, participants in the Plan will be notified by Penseco in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer whole plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

28.	How will participant’s shares held under the Plan be voted at meetings of shareholders?

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the shareholder with respect to his or her other shares in Penseco and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating shareholder.

Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

29.	What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by Penseco on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return, Form 1099-DIV, filed with the Internal Revenue Service, a copy of which will be sent to the participant.

The cost basis of each share of common stock credited to a participant’s account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the shares of Penseco common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date. Any brokerage commissions, service charges and related fees incurred in connection with the acquisition of shares under the Plan and treated as additional dividend income to the participant may be added to the basis of the shares acquired. The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or a loss when shares are sold on behalf on the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.

In the case foreign person who is subject to U.S. federal withholding taxes, the Plan will deduct the amount of tax required to be withheld and will invest only the remainder of the dividend in Plan shares. Foreign participants should consult with their own tax advisors regarding the application of U.S. federal withholding taxes to them and all other tax consequences to them under the applicable tax laws and tax treaties as a result of their participation in the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

30.	What are the responsibilities of Penseco under the Plan?

Penseco, and the Plan Administrator in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared incompetence or with respect to the prices at which shares are purchased for the participant’s account, and the times that such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of shares of common stock made under the Plan on behalf of the participant.

31.	Who bears the risk of market price fluctuations in the shares of common stock?

A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of common stock of Penseco. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither Penseco nor the Plan Administrator makes any representations with respect to the future value of the shares of Penseco common stock purchased under the Plan. The participant should recognize that Penseco, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of Penseco common stock purchased or sold under the Plan. The shares of common stock purchased in accordance with the Plan do not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the FDIC or any other governmental agency.

32.	May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by our board of directors without the approval of the participants. Thirty (30) calendar days’ notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants’ rights under the Plan will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

Penseco or the Plan Administrator may terminate a shareholder’s individual participation in the Plan at any time by written notice to the shareholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of whole shares held for the participant under the Plan and a check for any fractional share.

USE OF PROCEEDS

We will not receive any proceeds in respect of shares that are acquired by the Plan Administrator on the open market. Proceeds from any shares common stock issued under the Plan directly by us, either from authorized but unissued shares or treasury shares, will be available for general corporate purposes, including contribution to the Bank for its general corporate purposes (including funding loans). We have no basis for estimating either the number of shares of common stock that will ultimately be issued directly by us, if any, under the Plan or the prices at which such shares will be sold.

LEGAL MATTERS

Pepper Hamilton LLP will pass upon certain legal matters in connection with the securities. Pepper Hamilton LLP has from time to time acted as counsel for us and may do so in the future.

EXPERTS

Our consolidated financial statements as of December 31, 2010 and December 31, 2011 and for each of the three years in the period ended December 31, 2011, and management’s assessment of internal control over financial reporting as of December 31, 2011, incorporated by reference herein in this prospectus and elsewhere in this registration statement, have been so incorporated by reference in reliance upon the reports of McGrail, Merkel, Quinn & Associates, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	$459
Printing fees	5,317
Legal fees and expenses	15,000
Miscellaneous fees	1,224
TOTAL	$22,000

With the exception of the SEC registration fee, the foregoing are estimates.

Item 15.	Indemnification of Directors, Officers and Other Agents.

The PBCL provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that a corporation may advance expenses (including attorneys’) fees incurred in defending any action or proceeding referred to above. The indemnification permitted or required pursuant to Subchapter D is not exclusive of any other rights to which a person seeking indemnification may be entitled.

Article NINTH of the Articles of Incorporation limits the liability of any director of the Company to the fullest extent permitted by the PBCL and further provides that the Company will indemnify all persons acting as an agent of the Company (including officers, directors and employees) to the full extent permitted by the PBCL. Article NINTH of the Articles of Incorporation also states that these rights are not exclusive of any other rights, including rights set forth in the Bylaws.

Article XIII of the Bylaws provides that no director shall be personally liable for monetary damages for any action taken or any failure to take action unless such director has breached or failed to perform the duties of his or her office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Additionally, Article XIII provides that the Company will indemnify any person (including, but not limited to, directors, officers, employees and agents, their heirs, executors and administrators) against any losses resulting from the performance of their duties to the Company, to the fullest extent of the law, unless such act or failure to act is determined by a court to constitute self-dealing, willful misconduct or recklessness. Article XIII further provides that the Company may pay expenses incurred by an officer, director, employee or agent in defending the actions detailed above, provided that such person shall agree to repay any amounts advanced if such person is ultimately determined to not be entitled to indemnification. The rights provided in Article XIII pertain to current and former directors, officers, employees and agents and inure to the benefit of the heirs, executors and administrators of each such person.

Item 16.	Exhibits.

The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scranton, Commonwealth of Pennsylvania, on April 24, 2012.

PENSECO FINANCIAL SERVICES CORPORATION

By:	/s/ Craig W. Best
Craig W. Best President and CEO

Each person whose signature appears below constitutes and appoints Craig W. Best, or Patrick Scanlon, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on April 24, 2012.

By:	/s/ Craig W. Best	By:	/s/ Patrick Scanlon
	Craig W. Best Director, President and Chief Executive Officer (Principal Executive Officer)		Patrick Scanlon Senior Vice President, Finance Division Head and Treasurer (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Joseph G. Cesare	By:	/s/ Robert W. Naismith
	Joseph G. Cesare, M.D. Director		Robert W. Naismith, Ph.D. Director

By:	/s/ Richard E. Grimm	By:	/s/ James B. Nicholas
	Richard E. Grimm Director		James B. Nicholas Director

By:	/s/ Russell C. Hazelton	By:	/s/ Emily S. Perry
	Russell C. Hazelton Director		Emily S. Perry Director

By:	/s/ D. William Hume	By:	/s/ Sandra C. Phillips
	D. William Hume Director		Sandra C. Phillips Director

By:	/s/ James G. Keisling	By:	/s/ Steven L. Weinberger
	James G. Keisling Director		Steven L. Weinberger Director

By:	/s/ P. Frank Kozik
P. Frank Kozik Director

EXHIBIT INDEX

Number	Description
5.1	Opinion of Pepper Hamilton LLP regarding legality.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
23.2	Consent of McGrail, Merkel, Quinn & Associates, P.C.
24.1	Powers of Attorney of Directors and Officers (included on signature page).